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                                                                      Exhibit 23



               Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-07331) pertaining to the Applied Microsystems Corporation 1996 Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-03396) pertaining to the Applied Microsystems Corporation 1990 Stock Benefit Plan, the Applied Microsystems Corporation 1992 Performance Stock Plan, and the Applied Microsystems Corporation Director Stock Option Plan, the Registration Statement (Form S-8 No. 333-14823) pertaining to the Applied Microsystems Corporation 1992 Performance Stock Plan, the Registration Statement (Form S-8 No. 333-52164) pertaining to the Applied Microsystems Corporation 1992 Performance Stock Plan, the 1996 Employee Stock Purchase Plan, and the Nonqualified Stock Option Grant to Stephen J. Verleye, and the Registration Statement (Form S-8 No. 333-69184) pertaining to the Applied Microsystems Corporation 2001 Stock Option Plan and the Applied Microsystems Corporation Director Stock Option Plan of our report dated February 1, 2002 with respect to the consolidated financial statements and schedule of Applied Microsystems Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                                       ERNST & YOUNG LLP





Seattle, Washington
March 27, 2002